                              AMENDED AND RESTATED
                           CONVERTIBLE PROMISSORY NOTE


$3,500,000.00                                                    August 12, 2002


                  FOR VALUE RECEIVED, @POS.COM, INC., a corporation organized under the laws of the State of Delaware ("POS"), and CROSSVUE, INC., a corporation organized under the laws of the State of Delaware ("Crossvue") (POS and Crossvue hereafter individually referred to as a "Borrower" and collectively referred to as the "Borrowers"), hereby jointly and severally promise to pay to the order of SYMBOL TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware ("Lender"), the principal sum of Three Million Five Hundred Thousand Dollars ($3,500,000.00), or such lesser amount as is equal to the aggregate outstanding principal amount of all Loans made to Borrowers by Lender from time to time, plus the amount of liquidated damages, if any, payable under Section 10.3(b) of the Merger Agreement referred to below, together with interest at the rate specified herein. This Amended and Restated Convertible Promissory Note (this "Note") amends and restates in its entirety the Convertible Promissory Note dated as of June 26, 2002 (the "Old Note") executed by the Borrowers in favor of Lender and the Old Note shall forthwith be terminated and cease to have further force and effect.

                  Definitions. Whenever used in this Note, the following capitalized terms shall have the meanings set forth below:

                  "Closing" shall mean a closing of the Merger under the Merger Agreement.

                  "Common Stock" shall mean shares of common stock of POS.

                  "Event of Default" shall mean any of the events specified in
Section 10 of this Note.

                  "Loan" shall mean each advance made by Lender to Borrowers under this Promissory Note.

                  "Maturity Date" shall mean December 31, 2002.

                  "Merger" shall have the meaning set forth for such term in the Merger Agreement.

                  "Merger Agreement" shall mean the Agreement and Plan of Merger dated August 9, 2002 entered into by and among POS, Symbol Acquisition Corp. and Lender.

                  "Person" shall mean any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company or other entity of any kind.

                  "Security Agreement" shall have the meaning set forth in
Section 7 below.

                  "Subsidiary" shall mean, as to any Person, a corporation, partnership or other entity of which shares of capital stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

                  "Termination Date" shall mean the earlier of (a) the date of the Closing of the Merger and (b) the date the Merger Agreement is terminated for any reason.

                  2.  Loans.

                  (a) So long as no Event of Default has occurred and is continuing, Borrowers may at any time and from time to time prior to the Termination Date request from Lender one or more Loans in an amount up to but not exceeding in the aggregate at any one time outstanding the sum of $3,500,000 (including amounts borrowed under the Old Note).

                  (b) Under the Old Note, loans in an aggregate amount of $400,000 have been made and such loans plus accrued and unpaid interest therein shall be deemed to be outstanding Loans under this Note. A Loan of $1,157,945.23 shall be made when the Borrowers execute and deliver this Note, the Security Agreement and the other collateral documents required to be delivered under the Security Agreement and the Borrowers shall use the proceeds of such Loan to pay in full the outstanding loans and other obligations under the Convertible Promissory Note dated as of June 25, 2002 executed by Borrowers in favor of Hand Held Products, Inc. After the date hereof, Borrowers shall give Lender prior written or oral notice of each subsequent Loan requested hereunder, specifying the amount and date of each Loan. Borrowers may not request more than one Loan in any calendar week and each such request may not exceed $200,000 (or any higher amount to the extent that Lender consents, in its sole discretion, to such amount). Each request for a Loan shall be accompanied by a written cash flow projection setting forth the current cash position of Borrowers (which for these purposes shall include the amount of any cash prepayment made by Federated Department Stores less an amount needed by Borrowers to purchase parts inventory specifically for the Federated contract) and the current cash needs of Borrowers for the following week (showing the amount of anticipated expenditures by general category) in order to allow Borrowers to operate in the ordinary course of business. If the weekly cash flow statement shows a projected cash flow deficit, Lender will, prior to the Termination Date, make a Loan to Borrowers in the amount of the deficit up to a maximum of $200,000 per week (or any higher amount to the extent that Lender consents, in its sole discretion, to such amount). The proceeds of the Loan shall be made available to Borrowers to such account or accounts as Borrowers may designate.

                  (c) Upon the making of Loans and the receipt of any payments on Loans made hereunder, Lender is authorized to endorse the attached Schedule A with an appropriate notation or to make appropriate notations on Lender's books and records, provided that the failure to make any such notation (or any error therein) shall not affect the obligations of the Borrowers to repay the Loans made under this Note. Such notations made by Lender shall be conclusive evidence of all loans and payments made hereunder absent manifest error.

                  3.  Interest.

                  (a) The outstanding principal balance of this Note shall bear interest at a rate of 10% per annum. In the event this Note is not paid on the Maturity Date or following an Event of Default, the outstanding principal balance of this Note shall bear interest at a rate of 15% per annum following such date.

                  (b) Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed. Interest on the principal amount of all outstanding Loans shall be payable in arrears on the first day of each month and if not so paid shall be added to the principal balance monthly.

                  4. Principal. The principal balance of this Note shall be paid on the Maturity Date. Borrowers may prepay this Note in whole or in part at any time without premium or penalty. Borrowers shall make a mandatory prepayment of the outstanding principal balance of this Note, and any accrued and unpaid interest hereon, on the date on which either Borrower or POS's stockholders enter into a transaction with a Person other than Lender which involves (i) a merger or consolidation of either Borrower with another Person or the transfer of any portion of the outstanding capital stock or assets to another Person or
(ii) a debt or equity financing by either Borrower; provided that, in the event the financing does not raise proceeds (net of costs and expenses of the financing transaction) equal to or in excess of $3,500,000, the mandatory prepayment shall be limited in an amount to 50% of the net proceeds raised in such financing transaction.

                  5.  Adjustment of Principal Amount.

                  (a) The outstanding principal balance of this Note shall be reduced by $350,000 in the event Lender becomes obligated to pay liquidated damages to Borrowers under Section 10.3(c) of the Merger Agreement following a termination of the Merger Agreement for one of the reasons specified in Section 10.3(c). In such event, Borrowers shall be deemed to have offset the amount of the liquidated damages owed by Lender against the outstanding balance hereof.

                  (b) The outstanding principal balance of this Note shall be increased by $350,000 in the event Borrowers become obligated to pay liquidated damages to Lender under Section 10.3(b) of the Merger Agreement following a termination of the Merger Agreement for one of the reasons specified in Section 10.3(b). In such event, Borrowers shall be deemed to have requested and received an additional Loan in the amount of $350,000.

                  6. Payments. All payments due under or pursuant to this Note shall be made when due at such address as Lender may designate in writing from time to time, in lawful money of the United States of America.

                  7. Collateral. This Note is secured by a security interest in substantially all the assets of Borrowers granted pursuant to a Security Agreement dated the date hereof (the "Security Agreement"). Upon the occurrence of an Event of Default, Lender shall have all the rights and remedies set forth in the Security Agreement.

                  8.  Conversion.

                  (a) Lender may at any time before or after the occurrence of an Event of Default convert all or a portion of the unpaid principal balance of this Note (including accrued and unpaid interest) into such number of shares of Common Stock of POS as is equal to the product of (A) a fraction, the numerator of which is the then-outstanding balance of this Note (including accrued and unpaid interest) and the denominator of which is $5,000,000, and (B) the number of shares of Common Stock outstanding on a fully diluted basis, including, without limitation, shares of Common Stock issuable pursuant to (i) any outstanding rights, options or warrant to subscribe for, purchase or otherwise acquire shares of Common Stock or securities convertible into Common Stock and
(ii) outstanding indebtedness, shares or other securtities convertible into or exchangeable for Common Stock.

                  (b) If Lender desires to convert this Note into shares of Common Stock, Lender shall surrender this Note and shall give written notice to POS that Lender elects to convert the same. POS shall, as soon as practicable thereafter, issue and deliver to Lender, a certificate or certificates for the number of shares of Common Stock to which Lender shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of this Note, and Lender shall be treated for all purposes as the record holder of such shares of Common Stock on such date. If Lender elects to convert less than the entire outstanding balance of this Note, Borrowers shall issue a replacement promissory note for the balance which is not converted.

                  (c) POS will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by POS, but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of Lender against impairment.

                  (d) In the event of any taking by POS of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to (i) receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, (ii) receive any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or (iii) approve any transfer of assets, consolidation, merger, dissolution or other reorganization, Borrowers shall mail to Lender at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security, or right, and the amount and character of such dividend, distribution, security or right.

                  (e) POS shall pay any and all issue and other taxes (except taxes measured by the net income of Lender) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant hereto.

                  (f) POS shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Note, POS will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its certificate of incorporation.

                  (g) In case of any reorganization or any reclassification of the capital stock of POS, any consolidation or merger of POS with or into another Person, or the conveyance of all or substantially all of the assets of POS to another Person, this Note shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) which a holder of the number of shares of Common Stock deliverable upon conversion of this Note would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or conveyance; and, in any case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of Lender, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of this Note.

                  9. Representations and Warranties. The Borrowers jointly and severally represent and warrant as follows:

                  (a) Borrowers have the corporate power and authority to execute and deliver this Note and to incur the indebtedness evidenced hereby;

                  (b) The execution, delivery and performance of this Note have been duly and validly authorized by all requisite corporate action on behalf of the Borrowers.

                  (c) This Note constitutes the legal, valid and binding obligation of Borrowers, enforceable against Borrowers in accordance with its terms.

                  10. Events of Default. The occurrence of any of the following events shall constitute an Event of Default under this Note:

                  (a) Borrowers fail to make payment of any amounts owing under this Note when due other than payments of interest due prior to the Maturity Date;

                  (b) A Borrower fails to comply with, perform or observe any other covenant or agreement contained in this Note or the Security Agreement and such failure shall not be cured within 30 days after written notice thereof;

                  (c) Any representation or warranty made or given by Borrowers in this Note or in the Security Agreement proves to be false or misleading in any material respect;

                  (d) A judgment shall be entered against any Borrower which is not satisfied, vacated, bonded or stayed within 30 days after entry thereof;

                  (e) (i) Any Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 30 days; or (iii) there shall be commenced against any Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Borrower or any of its Subsidiaries shall admit in writing its inability to pay its debts as they become due.

                  Upon the occurrence of one of the events specified in clauses
(a) through (d), all amounts due under this Note may, at Lender's option, be accelerated and declared payable in full. Upon the occurrence of one of the events specified in clause (e), all amounts due under this Note shall automatically be accelerated and become payable in full. Borrowers shall no longer be authorized to request additional Loans hereunder following the occurrence of any Event of Default.

                  11. Waiver of Protest. Borrowers hereby waive presentment, protest, demand, notice of dishonor or default, and notice of any kind except as herein required with respect to this Note or the performance of their obligations under this Note.

                  12. Waiver; Amendment. No delay or omission by Lender in enforcing or exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. A waiver on any one occasion shall not be construed as a waiver of any right or remedy on any future occasion. This Note may not be amended except as Lender may consent thereto in writing duly signed for and on its behalf.

                  13. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of law.

                  14. Jurisdiction. Each Borrower hereby irrevocably and unconditionally:

                   (a) submits for itself and its property in any legal action or proceeding relating to this Note, or for recognition and enforcement of any judgment in respect hereof, to the non-exclusive general jurisdiction of all federal and state courts located in the State of Delaware, and appellate courts from any hereof;

                  (b) consents that any such action or proceeding may be brought in such courts, and waives any objection that the Borrower may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail) postage prepaid, to the Borrower at its address set forth above or at such other address of which the Lender shall have been notified by Borrower;

                  (d) agrees that nothing herein shall affect the right of the Lender to effect service of process in any other manner permitted by law or shall limit the right of the Lender to commence appropriate legal proceedings to enforce its rights under this Note in any other jurisdiction; and

                  (e) waives all right to trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Note.


                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the Borrowers have executed this Convertible Promissory Note as of the date first set forth above.


                                       @POS.COM, INC.


                                       By:     /s/ John Wood
                                         -------------------------------------
                                           Title:  CEO


                                       CROSSVUE, INC.


                                       By:     /s/ Llavan Fernando
                                          ------------------------------------
                                           Title:  President / CEO


Acknowledged and accepted:

SYMBOL TECHNOLOGIES, INC.


By:      /s/ Leonard Goldner
    -----------------------------------------
      Title:  Executive Vice President and
              General Counsel

                                   SCHEDULE A




                    AMOUNT OF           AMOUNT OF           UNPAID PRINCIPAL
        DATE          LOAN         PRINCIPAL PAYMENT            BALANCE
      ---------   ------------   ---------------------    --------------------


















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